Exhibit 32

CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

I, Elliot Noss, Chief Executive Officer and President of Tucows Inc., hereby certify to my knowledge, and I, Michael Cooperman, Chief Financial Officer, Tucows Inc., hereby certify to my knowledge, that:

(a)          The Company’s quarterly report on Form 10-Q for the period ended September 30, 2004 (the “Form 10-Q”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)         The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

/s/ Elliot Noss	/s/ Michael Cooperman
Elliot Noss	Michael Cooperman

Date: November 12, 2004	Date: November 12, 2004